UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 28, 2025

Alerus Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39036	45-0375407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Demers Avenue
Grand Forks, North Dakota 58201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (701) 795-3200

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	ALRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

On January 28, 2025, Alerus Financial Corporation, a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (the “Initial Report”) with the Securities and Exchange Commission (the “SEC”) to furnish its earnings press release (the “Earnings Release”) and investor presentation (the “Investor Presentation”), each disclosing financial results for its the three and twelve months ended December 31, 2024. This Current Report on Form 8-K/A (the “Amended Report”) amends the Initial Report to correct certain financial information included in the Earnings Release and the Investor Presentation as further described below. This Amended Report should be read in conjunction with the Initial Report.

Item 2.02. Results of Operations and Financial Condition.

On January 28, 2025, the Company issued the Earnings Release, a copy of which was furnished as Exhibit 99.1 to the Initial Report. Subsequently, in preparing its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), the Company, in consultation with its independent registered public accounting firm, concluded that certain revisions to the financial information reported in the Earnings Release were required as a result of further review of the goodwill calculation made by the Company in connection with its acquisition of HMN Financial, Inc. (“HMNF”) in the fourth quarter of 2024. The Company determined that certain accrued contract termination expenses should not be included in the acquisition method of accounting and therefore not be part of the goodwill calculation in accordance with ASC 805-20-25-2.

The revisions impacted the total amount of professional fees and assessments related to the acquisition of HMNF for the three and twelve months ended December 31, 2024, which in turn impacted income tax expense, reported net income, goodwill, deferred income taxes and retained earnings for these periods, as presented in the Earnings Release. The revisions did not materially impact the Company’s adjusted net income, a non-GAAP financial measure consisting of net income adjusted for certain net of tax noninterest income, noninterest expense items, and merger-related items, as presented in the Earnings Release.

The following table lists the original and corrected numbers included in the Earnings Release:

Consolidated Statement of Income	Three Months Ended		Year Ended
	December 31, 2024		December 31, 2024
(dollars in thousands)	Reported As:	Corrected:	Reported As:	Corrected:
Professional fees and assessments	$6,530	$10,964	$15,162	$19,597
Income tax expense	921	(225)	6,525	5,379
Net income	3,222	(67)	21,069	17,780
Adjusted net income	11,030	11,244	30,769	30,983

Consolidated Balance Sheet	December 31, 2024
(dollars in thousands)	Reported As:	Corrected:
Goodwill	$87,564	$85,634
Deferred income taxes, net	48,766	52,885
Retained earnings	277,012	273,723

The information in Item 2.02 of this Amended Report is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

On January 28, 2025, the Company issued the Investor Presentation, a copy of which was furnished as Exhibit 99.2 to the Initial Report. As a result of the revisions described above, the total amount of professional fees and assessments related to the acquisition of HMNF for the three and twelve months ended December 31, 2024 were impacted, which in turn impacted income tax expense, reported net income, goodwill, deferred income taxes and retained earnings, as presented in the Investor Presentation for these periods. The revisions did not materially impact the Company’s adjusted net income, a non-GAAP financial measure consisting of net income adjusted for certain net of tax noninterest income, noninterest expense items, and merger-related items, as presented in the Investor Presentation. The table listed in Item 2.02 of this Form 8-K/A lists the original and corrected numbers included in the Investor Presentation and is incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Amended Report is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by the Company for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2025	Alerus Financial Corporation

	By:	/s/ Katie A. Lorenson
	Name:	Katie A. Lorenson
	Title:	President and Chief Executive Officer